POWER OF ATTORNEY

     Know all by these presents, that the undersigned hereby constitutes and appoints each of Jennifer Fromm, Ronnie D. Kryjak, Kathryn Santoro, and Andra C. Purkalitis, as his true and lawful attorney-in fact to:

     (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the registered investment companies listed on Schedule A hereto (each, a Fund), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Fund;

     (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

     (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, including without limitation, the completion and signing of any document, including the Form ID, that may be required to obtain EDGAR codes or any other required filing codes on behalf of the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to the Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Fund assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of March 2025.


/s/ W. Patrick Bradley
______________________________________________________
Signature

W. Patrick Bradley
_______________________________________________________
Print Name


SCHEDULE A

Ticker  Fund Name

DNP	DNP Select Income Fund Inc.
DTF	DTF Tax-Free Income 2028 Term Fund Inc.
DPG	Duff & Phelps Utility & Infrastructure Fund Inc.
AIO	Virtus Artificial Intelligence & Technology Opportunities Fund
NCV	Virtus Convertible & Income Fund
NCZ	Virtus Convertible & Income Fund II
ACV	Virtus Diversified Income & Convertible Fund
NIE	Virtus Equity & Convertible Income Fund
NFJ	Virtus Dividend, Interest & Premium Strategy Fund
VGI	Virtus Global Multi-Sector Income Fund
EDF	Virtus Stone Harbor Emerging Markets Income Fund
ZTR	Virtus Total Return Fund Inc.